Exhibit 24

POWER OF ATTORNEY

Each of the persons whose signature appears below hereby constitutes and appoints M. J. Baughman, S. Y. Bosco and J. A. Sperino, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any and all amendments (including post-effective amendments) to such registration statement in connection with the registration under the Securities Act of 1933 of an unspecified amount of securities of Emerson Electric Co. pursuant to such registration statement on Form S-3, including pursuant to an automatic shelf registration statement, or any other appropriate form, and to execute and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental or regulatory authority), and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ J. S. Turley J. S. Turley	Chairman of the Board	November 7, 2023

/s/ M. A. Blinn M. A. Blinn	Director	November 7, 2023

/s/ J. B. Bolten J. B. Bolten	Director	November 7, 2023

/s/ M. S. Craighead M. S. Craighead	Director	November 7, 2023

/s/ W. H. Easter III W. H. Easter III	Director	November 7, 2023

/s/ G. A. Flach G. A. Flach	Director	November 7, 2023

/s/ A. F. Golden A. F. Golden	Director	November 7, 2023

Signature	Title	Date

/s/ L. Gonçalves L. Gonçalves	Director	November 7, 2023

/s/ C. Kendle C. Kendle	Director	November 7, 2023

/s/ L. M. Lee L. M. Lee	Director	November 7, 2023

/s/ M. S. Levatich M. S. Levatich	Director	November 7, 2023

/s/ J. M. McKelvy J. M. McKelvy	Director	November 7, 2023

/s/ S. L. Karsanbhai S. L. Karsanbhai	President and Chief Executive Officer	November 7, 2023

/s/ M. J. Baughman M. J. Baughman	Executive Vice President, Chief Financial Officer and Chief Accounting Officer	November 7, 2023